CERTIFICATE OF FORMATION

                                       OF

                         DEAUVILLE EUROPEAN FUND, L.L.C.



     The undersigned, desiring to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, hereby certifies as follows:

     FIRST: The name of the limited liability company is: Deauville European Fund, L.L.C.


     SECOND: The address of its registered office in the State of Delaware is c/o National Corporate Research, Ltd., 615 South DuPont Highway Dover, Delaware 19901 (Kent County).


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 21st day of November, 2000.

                                          DEAUVILLE EUROPEAN FUND, L.L.C.



                                          By:   /s/     STEVEN M. FELSENTHAL
                                                -----------------------------
                                                 Name:  Steven M. Felsenthal
                                                 Title: Authorized Person